AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment to the Administration Agreement (the “Amendment”) is made as of October 30, 2015, by and between State Street Bank and Trust Company, a Massachusetts trust company (the “Administrator”) and each entity listed on Schedule A of the Agreement, as defined below (each, a “Company” and collectively, the “Companies”).

WHEREAS, the Companies and State Street entered into an Administration Agreement dated as of April 1, 2013 (as amended, supplemented, restated or otherwise modified from time to time, the "Agreement"); and
WHEREAS, State Street and the Companies desire to amend the Agreement as more particularly set forth below;
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment. The Agreement shall be amended, supplemented and modified as follows:

Schedule A entitled “Listing of Registered Investment Companies and Related Portfolios” shall be deleted in its entirety and replaced with the attached Schedule A.

2.	Miscellaneous.

(a)	Terms used herein and not hereby defined shall have the meaning attributed to them in the Agreement.

(b)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(c)
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers and/or authorized signatories designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:    /s/ Gunjan Kedia
Name:    Gunjan Kedia
Title:    Executive Vice President

EACH COMPANY LISTED ON
SCHEDULE A ATTACHED HERETO

By:    /s/ Andrew K. Niebler
Name: Andrew K. Niebler
Title: Assistant Vice President

ADMINISTRATION AGREEMENT

SCHEDULE A
Listing of Registered Investment Companies
and Related Portfolios

The numbers after each registered investment company represent the series of that registered investment company. The numbers correspond to the numbers in the charts below.

Calvert Social Investment Fund (1, 2, 8, 16, 17, 18, 21)
Calvert Responsible Index Series, Inc. (3, 4, 5, 6, 7)
Calvert World Values Fund, Inc. (9, 10, 11, 20)
Calvert SAGE Fund (15, 19)
Calvert Impact Fund, Inc. (12, 13, 14, 28)
The Calvert Fund (22, 23, 24, 25, 27)
Calvert Management Series (formerly Calvert Tax-Free Reserves) (26, 29)
Calvert Variable Series, Inc. (30, 31)
Calvert Variable Products, Inc. (32, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42)

Equity, Balanced & Allocation Funds Class
	A	C	Y	I	R
1. Calvert Balanced Portfolio	CSIFX 131618100	CSGCX 131618506	CBAYX 131618563	CBAIX 131618829
2. Calvert Equity Portfolio	CSIEX 131618308	CSECX 131618704	CIEYX 131618589	CEYIX 131618795
3. Calvert U.S. Large Cap Core Responsible Index Fund (formerly Calvert Social Index Fund)	CSXAX 131582785	CSXCX 131582769	CISYX 131582355	CISIX 131582751
4. Calvert U.S. Large Cap Growth Responsible Index Fund	CGJAX 13162A104	CGJCX 13162A203	CGJYX 13162A302	CGJIX 13162A807
5. Calvert U.S. Large Cap Value Responsible Index Fund	CFJAX 13162A401	CFJCX 13162A500	CFJYX 13162A609	CFJIX 13162A708
6. Calvert U.S. Mid Cap Core Responsible Index Fund	CMJAX 13161Y103	CMJCX 13161Y202	CMJYX 13161Y400	CMJIX 13161Y301
7. Calvert Developed Markets Ex-U.S. Responsible Index Fund	CDHAX 13161Y509	CDHCX 13161Y608	CDHYX 13161Y806	CDHIX 13161Y707
8. Calvert Large Cap Core Portfolio (formerly Calvert Enhanced Equity Portfolio)	CMIFX 131618803	CMICX 131618878	CLYCX 131618571	CMIIX 131618860
9. Calvert Capital Accumulation Fund	CCAFX 131649303	CCACX 131649402	CCAYX 131649824	CCPIX 131649709
10. Calvert International Equity Fund	CWVGX 131649105	CWVCX 131649204	CWEYX 131649840	CWVIX 131649808
11. Calvert International Opportunities Fund	CIOAX 131649881	COICX 131649865	CWVYX 131649832	COIIX 131649857
12. Calvert Small Cap Fund	CCVAX 13161P508	CSCCX 13161P805	CSCYX 13161P748	CSVIX 13161P862
13. Calvert Global Energy Solutions Fund (formerly Calvert Global Alternative Energy Fund)	CGAEX 13161P847	CGACX 13161P821	CGAYX 13161P755	CAEIX 13161P813
14. Calvert Global Water Fund	CFWAX 13161P797	CFWCX 13161P789	CFWYX 13161P771	CFWIX 13161P698
15. Calvert Global Value Fund (formerly Calvert Large Cap Value Fund)	CLVAX 131619504	CLVCX 131619801	CLVYX 131619702	CGKIX 131619850
16. Calvert Conservative Allocation Fund	CCLAX 131618696	CALCX 131618670
17. Calvert Moderate Allocation Fund	CMAAX 131618738	CMACX 131618712
18. Calvert Aggressive Allocation Fund	CAAAX 131618647	CAACX 131618621
19. Calvert Global Equity Income Fund (formerly Calvert Equity Income Fund)	CEIAX 131619884	CEICX 131619876	CEIYX 131619868	CEIIX 131619483
20. Calvert Emerging Markets Equity Fund	CVMAX 131649816	CVMCX 131649790	CVMYX 131649782	CVMIX 131649774

Fixed Income Funds Class
	A	C	Y	I	R
21. Calvert Bond Portfolio	CSIBX 131618407	CSBCX 131618605	CSIYX 131618597	CBDIX 131618787
22. Calvert Income Fund	CFICX 131582207	CIFCX 131582744	CIFYX 131582553	CINCX 131582793	CICRX 131582579
23. Calvert Short Duration Income Fund	CSDAX 13161T104	CDICX 13161T302	CSDYX 131582561	CDSIX 13161T401
24. Calvert Long-Term Income Fund	CLDAX 131582710			CLDIX 131582330
25. Calvert Ultra-Short Income Fund	CULAX 131582611		CULYX 131582413	CULIX 131582348
26. Calvert Unconstrained Bond Fund	CUBAX 13161X105	CUBCX 13161X204	CUBYX 13161X402	CUBIX 13161X303
27. Calvert High Yield Bond Fund	CYBAX 131582454	CHBCX 131582447	CYBYX 131582397	CYBIX 131582439
28. Calvert Green Bond Fund	CGAFX 13161P730		CGYFX 13161P722	CGBIX 13161P714

Tax-Free Funds Class
	A	C	Y	I	R
29. Calvert Tax-Free Responsible Impact Bond Fund (formerly Calvert Tax-Free Bond Fund)	CTTLX 131620304	CTTCX 13161X501	CTTYX 13161X709	CTTIX 13161X600

Variable Portfolios	Single Class	Class I	Class F
30. Calvert VP SRI Balanced Portfolio		131647208	131647760
31. Calvert VP SRI Mid Cap Growth Portfolio	131647307
32. Calvert VP Investment Grade Bond Index Portfolio		866167505	131646507
33. Calvert VP SRI Large Cap Value Portfolio	866167307
34. Calvert VP Natural Resources Portfolio	866167646
35. Calvert VP S&P 500 Index Portfolio	866167109
36. Calvert VP S&P MidCap 400 Index Portfolio		866167208	866167554
37. Calvert VP Nasdaq 100 Index Portfolio		866167810	131646408
38. Calvert VP Russell 2000 Small Cap Index Portfolio		866167794	866167687
39. Calvert VP EAFE International Index Portfolio		866167695	866167547
40. Calvert VP Volatility Managed Moderate Portfolio			131646101
41. Calvert VP Volatility Managed Moderate Growth Portfolio			131646200
42. Calvert VP Volatility Managed Growth Portfolio			131646309